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                                                                    EXHIBIT 23.4

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Williams Scotsman, Inc.
(formerly The Scotsman Group, Inc.):

We consent to the reference to our firm under the heading "Experts" and to the use of our report dated March 10, 1995 included in Williams Scotsman, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 attached to the Registration Statement (Form S-4) and related Prospectus as Annex A thereto.

                                          KPMG PEAT MARWICK LLP

Baltimore, Maryland
September 18, 1997